Exhibit 99.1
ARCADIA HEALTHCARE ANNOUNCES IMPROVED Q1 RESULTS;
REITERATES FY 2009 OUTLOOK FOR POSITIVE EBITDA AND OPERATING CASH FLOW
•	Announces Q1 Improvement in Gross Margin and EBITDA over Prior Year

•	Reports Three Consecutive Quarters of Positive Operating Cash Flow

•	Reiterates Full Fiscal Year 2009 Outlook of Positive EBITDA and Operating Cash Flow
Indianapolis, Indiana, August 11, 2008 — Arcadia Resources, Inc. (AMEX: KAD), a leading provider of innovative consumer health care services under the Arcadia HealthCareSM brand, today announced its first quarter fiscal year 2009 results.
First Quarter Results
The Company reported net revenues of $37.4 million for the quarter ended June 30, 2008, down slightly from net revenues of $38.0 million for the same period a year ago. The Company’s net loss has narrowed from $3.7 million last year to a net loss of $3.3 million for the current quarter.
The Company’s gross margin improved by 2.8%, to 34.6% of net revenues this most recently completed quarter compared to 31.8% of net revenues for the first quarter of last year. EBITDA for the quarter was a negative $0.4 million, improved from a negative $1.0 million for the same period a year ago.
Capital Resources and Liquidity
Cash flow from operations totaled $0.6 million during the quarter, a $4.6 million improvement over the cash used of $4.0 million for the same period a year ago. This marks the third consecutive quarter of positive operating cash flow for the Company.
While total cash and cash equivalents decreased by $4.0 million to $2.4 million during the three month period ended June 30, 2008, at the close of the period the Company had $2.0 million in additional line of credit availability, resulting in total cash and availability of $4.4 million.
The Company’s average interest-bearing liabilities balance for the quarter was $37.8 million compared to $42.8 million for the same quarter last year. Total interest-bearing liabilities were $36.3 million at June 30, 2008.
Segment Overview
The Company’s Services segment, which includes home care, medical staffing and non-medical staffing, reported net sales of $30.2 million, down from $31.2 million a year ago.
Sales in the HHE segment, which includes home health equipment, internet home health product sales and durable medical equipment, increased to $5.5 million in the quarter versus $5.3 million for the same period a year ago.
Pharmacy revenues, including DailyMed™ and the Company’s proprietary pharmacy management software, increased by $0.2 million to $1.7 million for the quarter.

Operational Highlights
•	First quarter home care revenue grew by 9.3% over the same period last year, driven by a 13% increase in private pay clients. The overall increase in home care revenue resulted both from organic growth and from the expansion of the Company’s home health business footprint this year.

•	Arcadia announced that as of the end of July, the State of Indiana has completed the enrollment of Medicaid members into the Care Select programs and is now transitioning to more active management. The State expects to see many more members benefiting from improved pharmaceutical management with DailyMed™ starting in August 2008.

•	Arcadia has selected a permanent location for its Indiana-based pharmacy operations and expects to have the new facility operational during the third quarter of fiscal 2009, utilizing state of the art design and automation technology.
Management’s Comments
“We believe these first quarter results, together with the recently announced initial enrollment experience for the Indiana Medicaid Care Select programs, follow an overall trend of improved performance for Arcadia,” said Marvin Richardson, Arcadia’s President and Chief Executive Officer. “The initial results from the Care Select programs suggest that members are benefiting from improved medication management and that Indiana tax payers are benefiting from more cost effective pharmaceutical care. In addition, we have streamlined our focus on DailyMed™ sales as we move past the initial roll-out with Care Select members starting in August and as we continue conversations with additional payor sources,” he said.
“While we experienced a slight decrease in overall revenue, we are encouraged by increased sales of home care services and home health products in our Services and HHE segments,” Richardson continued. “These increases were offset by reductions in the Company’s medical staffing and industrial staffing revenues, which have been impacted by industry trends and general economic conditions in the per diem market and, more recently, the travel nursing segment, versus last year,” he added. “However, we believe there are opportunities for organic growth in the markets we serve as well as room for expansion into new markets through accretive acquisitions and by the start-up of new locations. We are working daily to find opportunities to solidify Arcadia’s position as one of the premiere home care and staffing providers in the country.”
“The modest EBITDA loss for the quarter reflects a ramp-up in our investment to grow our Pharmacy segment in anticipation of increased revenues,” said Matt Middendorf, Chief Financial Officer. “We are particularly pleased with the 280 basis point improvement in our gross margins. This noteworthy improvement was driven primarily from the increase in the mix of business towards the higher margin home care market as well as significant reductions in our workers’ compensation expenses.”
Management’s Outlook
The Company reiterates its expectation that it will be EBITDA positive and operating cash flow positive for Fiscal Year 2009.

Conference Call Information
Arcadia will conduct a conference call and simultaneous Internet webcast to review these financial results on Monday, August 11, 2008 at 11 a.m. EDT.
To access the webcast, visit the Company’s Web site at www.arcadiahealthcare.com approximately 5-10 minutes prior to the start time and click on the webcast link. The webcast can also be accessed on www.investorcalendar.com.
The conference call also may be accessed by telephone by dialing 1-877-407-0782 (for US-based callers) or 1-201-689-8567 (for international callers).
A replay of the webcast will be available approximately one hour after the completion of the call and will be accessible on www.investorcalendar.com for 90 days following the call. A telephone replay will be available by dialing 1-877-660-6853 (for US-based callers) or 1-201-612-7415 (for international callers). For the replay, callers must use the Passcode number 286 and Conference ID number 292344. The telephone replay will be available until August 28, 2008.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Arcadia reports non-GAAP financial results. Arcadia’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Arcadia uses to produce non-GAAP results is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.
About Arcadia HealthCareSM
Arcadia HealthCareSM is a service mark of Arcadia Resources, Inc. (AMEX: KAD — News), and is a leading provider of home health care / medical staffing; respiratory / home health equipment and specialty pharmacy services under its proprietary DailyMed™ program.
DailyMed™ transfers a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time they should be taken. The entire 30-day supply is delivered directly to a patient’s home in a convenient dispensing box — with “peace of mind” a pharmacist has reviewed the entire medication profile for that month’s supply. This consumer product is aimed at reducing medication errors, improving medication compliance and ultimately lowering the cost of care, and is available at www.DailyMedRx.com.
Additionally, Arcadia extends its health care offerings through affiliated and managed locations on a fee for service basis.

The Company, headquartered in Indianapolis, Indiana, has grown into 92 locations in 22 states primarily through acquisitions, and currently services over 50,000 homes annually through its 5,000 full and part-time associates. Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s overall vision of “Keeping People at Home and Healthier Longer.”
The Company’s annual report on Form 10-K for the year ended March 31, 2008, the quarterly report on Form 10-Q for the period ended June 30, 2008 and the current reports filed from time to time on Form 8-K are available on the Company’s website (http://www.arcadiahealthcare.com) and the SEC website (http://www.sec.gov).
Forward Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are: (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) we may be required to make significant business investments that do not produce offsetting increases in revenue; (iii) we may be unable to execute and implement our growth strategy; (iv) we may be unable to achieve our targeted performance goals for our business segments; and (v) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Contacts:	Michelle M. Molin (317) 569-8234, x 109
(Financial Tables Attached)

ARCADIA RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

	June 30,	March 31,
	2008	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,381	$6,351
Accounts receivable, net of allowance of $4,865 and $5,449, respectively	24,705	24,723
Inventories, net	1,635	1,867
Prepaid expenses and other current assets	1,921	3,101

Total current assets	30,642	36,042
Property and equipment, net	5,677	5,991
Goodwill	33,361	32,836
Acquired intangible assets, net	24,250	24,371
Other assets	337	175

Total assets	$94,267	$99,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit, current portion	$338	$250
Accounts payable	2,461	2,567
Accrued expenses:
Compensation and related taxes	3,779	3,676
Interest	59	97
Other	1,662	1,643
Payable to affiliated agencies	2,772	2,255
Long-term obligations, current portion	341	545
Capital lease obligations, current portion	100	105
Deferred revenue	20	29

Total current liabilities	11,532	11,167
Lines of credit, less current portion	18,983	22,492
Long-term obligations, less current portion	16,463	15,851
Capital lease obligations, less current portion	84	108

Total liabilities	47,062	49,618

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 200,000,000 shares authorized; 133,376,930 shares and 133,113,440 shares issued, respectively	133	133
Additional paid-in capital	130,136	129,442
Accumulated deficit	(83,064)	(79,778)

Total stockholders’ equity	47,205	49,797

Total liabilities and stockholders’ equity	$94,267	$99,415

ARCADIA RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Month Period Ended June 30,
	(Unaudited)
	2008	2007

Revenues, net	$37,384	$38,009
Cost of revenues	24,461	25,908

Gross profit	12,923	12,101

Selling, general and administrative	14,043	13,737
Depreciation and amortization	756	848

Total operating expenses	14,799	14,585

Operating loss	(1,876)	(2,484)

Other expenses:
Interest expense, net	956	1,159
Other	258	—

Total other expenses	1,214	1,159

Loss from continuing operations before income taxes	(3,090)	(3,643)

Current income tax expense	196	16

Loss from continuing operations	(3,286)	(3,659)

Loss from discontinued operations	—	(3,769)

NET LOSS	$(3,286)	$(7,428)

Weighted average number of common shares outstanding	131,688,000	114,997,000

Basic and diluted net loss per share:
Loss from continuing operations	(0.02)	(0.03)
Loss from discontinued operations	—	(0.04)

Net loss per share	$(0.02)	$(0.07)

SUPPLEMENTAL INFORMATION:
EBITDA from Continuing Operations Comparisons
The Company’s EBITDA from continuing operations for the fiscal first quarter 2009 and 2008 periods is presented below (in thousands).

	Three-Month Period
	June 30, 2008	June 30, 2007

Reconciliation of EBITDA from Continuing Operations to Net Loss from Continuing Operations:
Net loss from continuing operations	$(3,286)	$(3,659)
Income tax expense	196	16
Interest expense/other	1,214	1,159
Depreciation and amortization (including depreciation expense in cost of revenues)	1,468	1,454

EBITDA from Continuing Operations	$(408)	$(1,030)

This press release includes presentations of EBITDA, which is commonly used by management and investors as a measure of leverage capacity, debt service and general liquidity, but is not considered as a measure of financial performance under U.S. generally accepted accounting principles (GAAP). EBITDA may not be compatible to similarly titled measures used by other companies. Furthermore, EBITDA loss has been presented in this press release excluding financial information from discontinued operations. EBITDA and financial information with respect to continuing operations are presented as supplemental performance measures and are not intended as an alternative to net income or any other measure calculated in accordance with GAAP.
The above presentation bridges from Net Loss from continuing operations to EBITDA from continuing operations. Management has chosen to present the tables above to enable the reader to more readily understand the Company’s EBITDA measurement due to the requirement to reclassify the depreciation and amortization related to certain revenue-producing fixed assets as a component of the cost of goods sold, while presenting the remainder of depreciation and amortization on the corresponding line of the statement of operations.
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ARCADIA RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
The following table is included in order to provide a consistent presentation on a quarterly basis of the recasted Consolidated Statements of Operations for continuing and discontinued operations for the 2008 fiscal year.

	Three Months Ended (Unaudited)				Year ended
	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	March 31, 2008

Revenues, net	$38,009	$37,984	$37,542	$37,447	$150,982
Cost of revenues	25,908	25,992	25,163	24,185	101,248

Gross profit	12,101	11,992	12,379	13,262	49,734

Selling, general and administrative	13,737	14,342	12,680	13,523	54,282
Depreciation and amortization	848	936	884	937	3,605

Total operating expenses	14,585	15,278	13,564	14,460	57,887

Operating loss	(2,484)	(3,286)	(1,185)	(1,198)	(8,153)

Other expenses (income):
Interest expense, net	1,159	949	924	1,285	4,317
Other	—	14	135	(20)	129

Total other expenses	1,159	963	1,059	1,265	4,446

Loss from continuing operations before income taxes	(3,643)	(4,249)	(2,244)	(2,463)	(12,599)

Current income tax expense	16	7	33	479	535

Loss from continuing operations	(3,659)	(4,256)	(2,277)	(2,942)	(13,134)

Discontinued operations:
Loss from discontinued operations	(3,769)	(2,758)	(1,182)	(167)	(7,876)
Net (loss)/gain on disposal	—	(2,160)	(244)	16	(2,388)

	(3,769)	(4,918)	(1,426)	(151)	(10,264)

NET LOSS	$(7,428)	$(9,174)	$(3,703)	$(3,093)	$(23,398)

Weighted average number of common shares outstanding	114,997,000	123,456,000	124,961,000	126,476,000	122,828,000

Basic and diluted net loss per share:
(1) Loss from continuing operations	$(0.03)	$(0.03)	$(0.02)	$(0.02)	$(0.11)
(1) Loss from discontinued operations	(0.04)	(0.04)	(0.01)	(0.00)	(0.08)

Net loss per share	$(0.07)	$(0.07)	$(0.03)	$(0.02)	$(0.19)

(1)	Because of the method used in calculating per share data, the quarterly per share data may not necessarily total to the per share data as computed for the entire year.